UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2013

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosure on our Form 10-Q filed with the Securities and Exchange Commission on August 14, 2013 involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends:

On various dates between August 14, 2013 and September 26, 2013, we entered into four different Convertible Promissory Notes (the "Notes") with four different unrelated third-parties for principal amounts totaling $435,000. The Notes have the option to be converted into a total of 14,808,176 shares of our common stock. These Notes bear interest at a rate of 6% per annum payable in cash or shares of common stock or a combination of cash and shares of common stock at the option of the Company. In connection with the Notes, we issued warrants to purchase up to 8,000,000 shares of our common stock at an average price per share of $0.036. The Warrants expire in November 18, 2013, December 18, 2013, January 18, 2013 and August 14, 2018.

On August 15, 2013, we granted an unrelated third-party a warrant to purchase 900,000 shares of our common stock in consideration for services. The warrant vests quarterly over a year and have an exercise price of $0.06 per share, and an expiration date of August 15, 2018.

On August 21, 2013, we granted an unrelated third-party 500,000 shares of our common stock at a price of $0.05 per share as consideration for a dispute resolution settlement.

On August 26, 2013, we granted an unrelated third-party 300,000 shares of our common stock at a price of $0.05 per share in consideration for services.

On September 12, 2013, we granted two unrelated third-parties 500,000 shares of our common stock each at a price of $0.04 per share in consideration for services.

On September 18, 2013, we granted an unrelated third-party 250,000 shares of our common stock at a price of $0.03 per share in consideration for services.

On September 18, 2013, we granted an unrelated third-party a warrant to purchase 4,000,000 shares of our common stock in for a settlement and dismissal of a pending lawsuit. The warrant vests immediately and has an exercise price of $0.05 per share, and an expiration date of September 13, 2015.

On September 19, 2013, we granted an unrelated third-party 200,000 shares of our common stock each at a price of $0.05 per share in consideration for services.

On various dates between September 18, 2013 and September 26, 2013, we entered into two different Stock Sales Agreements with two different unrelated third-parties to sell 2,000,000 shares of our common stock for a total of $53,000.

On September 26, 2013, we granted an unrelated third-party 500,000 shares of our common stock at a price of $0.03 per share in consideration for services.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
October 2, 2013	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer